Exhibit 99.1

NEWS RELEASE
Contact:
Alliance Data
Tiffany Louder – Investor Relations
Alliance Data
214-494-3048
tiffany.louder@alliancedata.com

Michael Cummings – Analysts/Investors
FTI Consulting
212-850-5721
alliancedata@fticonsulting.com

Shelley Whiddon – Media
Alliance Data
214-494-3811
shelley.whiddon@alliancedata.com

Lifestyle Lift Rebecca Shaw (214) 871-8888 rebecca@spaethcom.com

ALLIANCE DATA SIGNS NEW MULTI-YEAR AGREEMENT WITH
LIFESTYLE LIFT

Alliance Data Selected to Provide Marketing-Driven Private Label Credit Program for Nation’s Largest Facial Rejuvenation Practice; Program to Drive Long-term Patient Loyalty

DALLAS, Oct. 31, 2013 -- Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced its Retail Services business has signed a multi-year agreement to provide private label credit card services for Lifestyle Lift (www.lifestylelift.com), further extending Alliance Data’s presence in the elective medical and cosmetic procedure segment. Lifestyle Lift, based in Troy, Mich., offers an alternative to traditional facelift, necklift, eyelift and minilift procedures, designed to be more affordable, less invasive and require less recovery time. Lifestyle Lift’s procedures are performed through 54 procedure centers across the country. Founded in 2001, Lifestyle Lift is the largest facial rejuvenation practice in the U.S.

Alliance Data will provide a full suite of credit and marketing services for the Lifestyle Lift Credit Card, designed to offer patients a range of flexible financing and payment options to enhance long-term loyalty. Alliance Data also will leverage its loyalty marketing capabilities to further support one-to-one customer engagement and increase value to cardholders.

“Lifestyle Lift takes pride in the relationships we build with our patients, and we are pleased to partner with Alliance Data to launch a branded credit card with convenient financing options that will help more consumers realize their dream of looking as young as they feel,” said Dr. David Kent, founder of Lifestyle Lift. “We weren’t just looking for a financing option—we were seeking a marketing partner—and Alliance Data will play a key role in enhancing our brand and supporting our business growth.”

 Added Melisa Miller, president of Retail Services for Alliance Data, “Lifestyle Lift is a category leader in a fast-growing industry—and a company truly passionate about patient care. We are excited to have the opportunity to collaborate with them to help drive their business by offering flexible financing options and relevant marketing that strengthens patient relationships and drives long-term loyalty. This new partnership also reinforces Alliance Data’s commitment to extending our presence in the elective medical and cosmetic procedure vertical market.”

About Alliance Data Retail Services
Alliance Data Retail Services is one of the nation’s leading providers of branded credit card programs, with over 100 marketing-driven private label, co-brand and commercial programs in partnership with many of North America’s best-known brands. The business delivers upon its Know More. Sell More.® commitment by leveraging customer insight to drive sales for its client partners. Leveraging deep-rooted retail industry expertise, transaction-based customer data, and advanced analytics, Alliance Data Retail Services creates turnkey, multichannel credit programs designed to help its clients develop stronger, more profitable customer relationships. Alliance Data Retail Services is part of the Alliance Data family of companies. To learn more about Alliance Data Retail Services, visit www.alliancedata.com.

About Alliance Data
Alliance Data® (NYSE: ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies. Headquartered in Dallas, Alliance Data and its three businesses employ approximately 11,000 associates at more than 70 locations worldwide.

Alliance Data consists of three businesses: Alliance Data Retail Services, a leading provider of marketing-driven credit solutions; Epsilon®, a leading provider of multichannel, data-driven technologies and marketing services; and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our website, www.alliancedata.com, or follow us on Twitter via @AllianceData.

About Lifestyle Lift
What began in 2001 with one innovative doctor and one office has blossomed into a practice of nearly 100 of the most-experienced facial rejuvenation specialists working in 54 Lifestyle Lift centers across the U.S. In addition, there are now hundreds of dedicated employees committed to the Lifestyle Lift mission: being with patients every step of the way on their journey toward a natural, younger-looking version of themselves. For more information on Lifestyle Lift, and to find a procedure center near them, consumers may visit www.lifestylelift.com.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "continue, " "could," "estimate," "expect," "intend, " "may, " "predict," "project," "would," and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise, except as required by law.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.

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